EXHIBIT 3
    to SCHEDULE 13D

                                                                  EXECUTION COPY

                   AMENDMENT NO. 1 TO STOCK PURCHASE AGREEMENT

         AMENDMENT NO. 1 TO STOCK PURCHASE AGREEMENT, dated as of August 11, 2005 (this "AMENDMENT"), by and among:

         A. CI Law Trustees Limited for the San Roque Trust, a Channel Islands trust (the "SAN ROQUE TRUST");

         B.       Dr. Serge C.P. Belamant ("BELAMANT");

         C. South African Private Equity Fund III, L.P., a Cayman Islands limited partnership ("SAPEF");

         D. South African Private Equity Trust III, a South African trust ("SAPET");

         E.       Brait International Limited, a Mauritian company ("BRAIT");

         F. Brenthurst Private Equity II Limited, a British Virgin Islands company ("BRENTHURST II");

         G. Brenthurst Private Equity South Africa I Limited, a British Virgin Islands company ("BRENTHURST I" and, collectively with the San Roque Trust, Belamant, SAPEF, SAPET, Brait and Brenthurst II, the "SELLERS");

         H. General Atlantic Partners 80, L.P., a Delaware limited partnership ("GAP LP");

         I.       GapStar, LLC, a Delaware limited liability company
("GAPSTAR");

         J. GAP Coinvestments III, LLC, a Delaware limited liability company ("GAP COINVESTMENTS III");

         K. GAP Coinvestments IV, LLC, a Delaware limited liability company ("GAP COINVESTMENTS IV");

         L. GAPCO GmbH & Co. KG, a German limited partnership ("GAPCO KG" and, collectively with GAP LP, GapStar, GAP Coinvestments III and GAP Coinvestments IV, the "PURCHASERS"); and

         M.       Net 1 UEPS Technologies, Inc., a Florida corporation (the
"COMPANY").

         WHEREAS, the Sellers, the Purchasers and the Company are parties to a Stock Purchase Agreement, dated as of July 18, 2005 (the "ORIGINAL AGREEMENT");

         WHEREAS, the Sellers, the Purchasers and the Company wish to amend certain provisions of the Original Agreement; and

         WHEREAS, capitalized terms used but not defined in this Amendment shall have the respective meanings given to such terms in the Original Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

         1. AMENDMENT OF EXHIBIT A. Exhibit A of the Original Agreement is hereby amended and restated to read as follows:


                                PURCHASED SHARES

                                    PURCHASER                        PERCENTAGE
----------------------------------------------------------   ------------------
General Atlantic Partners 80, L.P.                                    91.08405%
GapStar, LLC                                                           1.8750%
GAP Coinvestments III, LLC                                             5.4572%
GAP Coinvestments IV, LLC                                              1.4275%
GAPCO GmbH & Co. KG                                                   0.15625%


                                     SELLER                          PERCENTAGE
----------------------------------------------------------   ------------------
CI Law Trustees Limited for the San Roque Trust                      5.0705472%
Dr. Serge C.P. Belamant                                              9.0580161%
South African Private Equity Fund III, L.P.                          67.7076693%
South African Private Equity Trust III                               0.9753915%
Brait International Limited                                          3.9064508%
Brenthurst Private Equity II Limited                                 8.5941879%
Brenthurst Private Equity South Africa I Limited                     4.6877372%


         2. CONTINUED EFFECT. Except as provided in this Amendment, the Original Agreement shall continue in full force and effect.

         3. OTHER PROVISIONS. The provisions of Article X [Miscellaneous] of the Original Agreement are incorporated herein as if fully set forth herein (other than Section 10.1 [Survival of Representations and Warranties] and
Section 10.11 [Entire Agreement] of such Article X); PROVIDED that the term "Agreement" shall be replaced with the term "Amendment" wherever the same appears in such Article X.

         4. ENTIRE AGREEMENT. This Amendment, together with the Original Agreement, are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and supersedes all prior agreements and understandings between the parties with respect to such subject matter.

                  IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Amendment on the date first written above.

                                  SELLERS:

                                  CI LAW TRUSTEES LIMITED FOR THE
                                  SAN ROQUE TRUST


                                  By:  /s/ R. David Johnson
                                       -----------------------------------------
                                       Name:  R. David Johnson
                                       Title: Director


                                  /s/ Serge C.P. Belamant
                                  ----------------------------------------------
                                  Serge C.P. Belamant



                                  SOUTH AFRICAN PRIVATE EQUITY FUND III, L.P.


                                  By: SAPEF III INTERNATIONAL G.P. LIMITED, its General Partner



                                  By:  /s/ Hans Schibil
                                       -----------------------------------------
                                       Name:  Hans Schibil
                                       Title: Director


                                  SOUTH AFRICAN PRIVATE EQUITY TRUST III


                                  By:  /s/ Anthony Charles Ball
                                       -----------------------------------------
                                       Name:  Anthony Charles Ball
                                       Title: Manager


                                  BRAIT INTERNATIONAL LIMITED


                                  By:  /s/ Dhanraj Boodhoo
                                       -----------------------------------------
                                       Name:  Dhanraj Boodhoo
                                       Title: Director



                                  BRENTHURST PRIVATE EQUITY II LIMITED


                                  By:  /s/ Alasdair J. K. Pein
                                       -----------------------------------------
                                       Name:  Alasdair J. K. Pein
                                       Title: Managing Partner - Southern
                                              Cross Capital LLC


                                  BRENTHURST PRIVATE EQUITY
                                  SOUTH AFRICA I LIMITED


                                  By:  /s/ Alasdair J. K. Pein
                                       -----------------------------------------
                                       Name:  Alasdair J. K. Pein
                                       Title: Managing Partner - Southern
                                              Cross Capital LLC

                                  PURCHASERS:

                                  GENERAL ATLANTIC PARTNERS 80, L.P.

                                  By:  GENERAL ATLANTIC LLC, its General Partner


                                  By:  /s/ Matthew Nimetz
                                       -----------------------------------------
                                       Name:  Matthew Nimetz
                                       Title: Managing Director


                                  GAPSTAR, LLC


                                  By:  GENERAL ATLANTIC LLC, its Sole Member



                                  By:  /s/ Matthew Nimetz
                                       -----------------------------------------
                                       Name:  Matthew Nimetz
                                       Title: Managing Director


                                  GAP COINVESTMENTS III, LLC


                                  By:  /s/ Matthew Nimetz
                                       -----------------------------------------
                                       Name:  Matthew Nimetz
                                       Title: A Managing Member


                                  GAP COINVESTMENTS IV, LLC


                                  By:  /s/ Matthew Nimetz
                                       -----------------------------------------
                                       Name:  Matthew Nimetz
                                       Title: A Managing Member

                                  GAPCO GMBH & CO. KG


                                  By:  GAPCO MANAGEMENT GMBH,
                                       its General Partner



                                  By:  /s/ Matthew Nimetz
                                       -----------------------------------------
                                       Name:  Matthew Nimetz
                                       Title: Managing Director

                                  COMPANY:

                                  NET 1 UEPS TECHNOLOGIES, INC.


                                  By:  /s/ Serge C.P. Belamant
                                       -----------------------------------------
                                       Name:  Serge C.P. Belamant
                                       Title: Chief Executive Officer